UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2010

KIMCO REALTY CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Maryland	1-10899	13-2744380
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

3333 New Hyde Park Road, Suite 100 New Hyde Park, NY	11042
(Address of Principal Executive Offices)	(Zip Code)

(516) 869-9000

 (Registrant’s telephone number, including area code)

Not applicable

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

OVERVIEW

On March 15, 2010, the Executive Compensation Committee (the “Compensation Committee”) of the Board of Directors of Kimco Realty Corporation (the “Company”) approved the general terms of a new executive compensation program (the “Program”) intended to enhance the Company’s pay-for-performance compensation practices to continue to attract, retain and appropriately motivate the Company’s key employees who drive long-term value creation.  The component parts of the Program are:

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Cash compensation, consisting of base salaries and performance-based annual bonus opportunity;

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Equity compensation, consisting of stock options and performance share awards granted pursuant to a new omnibus equity plan (adopted to provide the Company with the flexibility to award a variety of equity-based and cash compensation awards, including performance awards);

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Non-renewal of existing employment agreements;

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Amendments to existing employment agreements which eliminate guaranteed bonuses (except for Mr. Glenn G. Cohen) during the remainder of their terms and which provide for a “double-trigger” change in control severance arrangement;

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Adoption of a new executive severance plan to replace the severance provisions in the employment agreements that are not being renewed.

Additional information regarding the Program appears below in Item 5.02 of this report and in each of the exhibits filed herewith.

Item 1.02.  Termination of a Material Definitive Agreement.

See “Notices of Non-Renewal for Employment Agreements” contained in Item 5.02 below, incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2010, the Compensation Committee approved the general terms of the Program for the Company’s named executive officers (“NEOs”), as described below.  The Company’s NEOs are:

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Milton Cooper, Executive Chairman;

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David B. Henry, Chief Executive Officer, President and Vice Chairman;

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David R. Lukes, Executive Vice President and Chief Operating Officer;

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Michael V. Pappagallo, Executive Vice President, Chief Financial Officer and Chief Administrative Officer; and

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Glenn G. Cohen, Senior Vice President, Treasurer and Chief Accounting Officer.

Annual Incentive Plan

Under the Program, each NEO is eligible to receive an annual cash bonus based upon an achievement level of 100% of the Company performance and individual performance targets with respect to the applicable fiscal year (the “Target Bonus”).

The Compensation Committee has approved the following Target Bonus for each NEO in 2010:

Name of NEO	2010 Target Bonus
Milton Cooper	$750,000
David B. Henry	$750,000
David R. Lukes	$525,000
Michael V. Pappagallo	$525,000
Glenn G. Cohen	$180,000

Each NEO will be eligible to receive an annual cash bonus based on the Company’s corporate / financial performance and such NEO’s individual performance.  For each NEO’s annual bonus, 60% is based on the Company’s corporate / financial performance as measured by the Company’s funds from operations (“FFO”) for the performance year relative to the Company’s target FFO for the performance year, and 40% is based on individual performance as evaluated by the Compensation Committee.  The table below shows the percent of the Target Bonus each NEO would receive based on achievement of threshold, target and maximum levels for corporate / financial performance and individual performance.

Performance Criteria	Weight as Percent of Target Bonus	Annual Incentive Component Earned as Percent of Target Bonus*
		Threshold	Target	Maximum
Corporate / Financial Performance • Threshold level achieved if FFO is 90% of target FFO • Target level achieved if FFO is 100% of target FFO • Maximum level achieved if FFO is 110% of target FFO	60%	30%	60%	90%
Individual Performance • Evaluation of individual NEO performance by the Compensation Committee	40%	10%	40%	60%
Total Annual Bonus Paid	100%	40%	100%	150%
* The annual bonus will be interpolated between the threshold and target, and target and maximum performance levels.

For example, if the Company achieved 90% of its target FFO, an NEO would receive 30% of his Target Bonus based on the corporate / financial performance criteria.  If the Compensation Committee determined in its evaluation that the NEO’s individual performance was at the target performance level, the NEO would receive 40% of his Target Bonus based on the individual performance criteria.  Adding the corporate / financial performance bonus and the individual performance bonus together, the NEO would receive 70% of his Target Bonus.  If the NEO’s Target Bonus was $500,000, then the NEO would receive 70% of $500,000, which is $350,000, as his annual cash bonus.

Long-Term Incentive Plan

The Program provides for a long-term incentive plan pursuant to which the Company will make annual equity-based compensation awards to the NEOs.  The Compensation Committee has approved the following target long-term incentive awards for each NEO in 2010:

Name of NEO	Long-Term Incentive Target
Milton Cooper	$750,000
David B. Henry	$750,000
David R. Lukes	$525,000
Michael V. Pappagallo	$525,000
Glenn G. Cohen	$180,000

The target number of shares underlying the long-term incentive equity awards will be established in February or March of each year, beginning in 2010, for the current calendar year.  One-half of the shares covered by the equity awards will be awarded in the form of time-vesting stock options.  For 2010, the stock options will be granted under the Second Amended and Restated 1998 Equity Participation Plan of Kimco Realty Corporation (restated February 25, 2009), as such plan may be amended from time to time (the “Prior Plan”).  One-half of the shares covered by the equity awards will be awarded in the form of performance share awards.  The performance share awards will be granted under the Kimco Realty Corporation 2010 Equity Participation Plan, subject to stockholder approval of such plan.  Each performance share award will provide for the grant of shares of restricted stock in the year following the performance year based on the Company’s total stockholder return in the performance year relative to the Company’s peer group and NAREIT retail peers (and if the Company’s total stockholder return for the performance year is less than the minimum target level then no restricted stock will be granted).  If the Company’s relative total stockholder return in a performance year results in restricted stock being awarded with respect to such year, the restricted stock awards will be subject to transfer restrictions and forfeiture conditions until such awards become vested.  The companies in the Company’s peer group for the long-term incentive plan for 2010 are listed in Exhibit 99.1 attached hereto.

Restricted Stock Awards Granted with respect to Earned Performance Shares Based on Company’s Total Stockholder Return
Company’s 1 Year Total Stockholder Return Percentile in Peer Group
	25%	50%	75%
Restricted Stock Granted*	50%	100%	150%
* Restricted stock will be granted on a linear scale for total stockholder return between the 25% and 75% performance percentile relative to the Company’s peer group.

The vesting schedule for the stock options, performance shares and restricted stock is set forth below:

Vesting Schedule for Stock Options in Long-Term Incentive Plan
	Year of Grant	First Anniversary From Grant Date	Second Anniversary From Grant Date	Third Anniversary From Grant Date	Fourth Anniversary From Grant Date
Stock Options (time-based vesting)	Stock options granted; None vested	25%	25%	25%	25%

Vesting Schedule for Performance Shares and Restricted Stock in Long-Term Incentive Plan
	Performance Year	First Year After Performance Year	First Anniversary From Grant Date of Restricted Stock	Second Anniversary From Grant Date of Restricted Stock	Third Anniversary From Grant Date of Restricted Stock
Performance Shares and Restricted Stock (performance-based grant; time-based vesting)	Performance Shares awarded; None vested	Restricted stock granted (based on performance shares earned); None vested	33 1/3%	33 1/3%	33 1/3%

All determinations, interpretations and assumptions relating to the calculation of the performance awards will be made by the Compensation Committee.  Dividends will not be paid on performance shares.

The Compensation Committee has approved the following long-term incentive awards for each NEO for the 2010 performance year.  The stock options have been granted under the Prior Plan and the performance share awards have been granted under the Kimco Realty Corporation 2010 Equity Participation Plan, which is described below, subject to stockholder approval.

Name of NEO	Stock Option Grant for 2010 Performance Year	Performance Shares Awarded for 2010 Performance Year*
Milton Cooper	42,900	42,900
David B. Henry	42,900	42,900
David R. Lukes	30,000	30,000
Michael V. Pappagallo	30,000	30,000
Glenn G. Cohen	10,300	10,300

* No performance shares will be earned and no restricted stock will be granted for the 2010 performance year until February 2011.  Performance shares will be earned and restricted stock will be granted based on the Company’s total stockholder return in 2010 relative to the Company’s peer group.

Amendments to Employment Agreements

As a result of the Compensation Committee’s review of the Company’s executive compensation practices, on March 15, 2010 the Company entered into the following amendments with respect to its employment agreements with Messrs. Henry, Lukes, Pappagallo and Cohen.  These amendments move to a “double-trigger” change in control severance arrangement and eliminate guaranteed bonuses (except for Mr. Cohen), as detailed below.

Mr. Henry’s employment agreement dated March 8, 2007, as amended December 17, 2008, has been amended to replace Mr. Henry’s guaranteed minimum annual bonus of $600,000 with a discretionary annual cash bonus to be determined by the Compensation Committee.  Mr. Lukes’ employment agreement dated August 18, 2008, as amended December 17, 2008, has been amended to replace Mr. Lukes’ guaranteed minimum annual bonus of $100,000 with a discretionary annual cash bonus to be determined by the Compensation Committee.

Additionally, the employment agreements of Messrs. Henry, Lukes, Pappagallo and Cohen were amended to provide that following a change in control, each executive’s walk-away right will be replaced  with “double-trigger” severance providing that, in the event of the executive’s termination of employment without cause during the twelve-month period immediately following a change in control, then upon the executive’s execution and non-revocation of a general release, the executive shall receive (i) full and immediate vesting of all of his unvested stock options and restricted stock and (ii) a payment equal to the amount of his base salary and annual bonus that he would have been entitled to receive under his employment agreement for the duration of the applicable term (based upon the amount of the annual bonus paid to him with respect to the year prior to the year in which the termination of employment occurs).  In certain circumstances, if the executive would otherwise have incurred excise taxes under Section 4999 of the Code, his payments will be reduced to the “safe harbor amount,” such that no such excise taxes would be due.

The foregoing descriptions of the employment agreement amendments for Messrs. Henry, Lukes, Pappagallo and Cohen are all qualified in their entirety with reference to the text of the employment agreement amendments which are attached hereto respectively as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Executive Severance Plan

On March 15, 2010, the Compensation Committee adopted the Kimco Realty Corporation Executive Severance Plan (the “Severance Plan”) pursuant to which Messrs. Cooper, Henry, Lukes, Pappagallo and Cohen and certain other members of the Company’s senior management, are eligible for severance payments if the covered executive’s employment is terminated by the Company without “Cause” or, following a change in control, by the executive for “Good Reason” (each as defined in the Severance Plan), subject to the terms and conditions described in the Severance Plan.  Upon a covered termination of employment, a participant will receive two times the sum of (i) the participant’s annual base salary and (ii) the amount of the participant’s annual bonus received in the prior year.  The participant will also receive eighteen months of continued participation in the Company’s health insurance plans or successor plans (running concurrently with the COBRA period).  Payments under the Severance Plan are offset by payments received by the participant under any other Company employment agreement or severance plan.  In certain circumstances, if a participant would otherwise have incurred excise taxes under Section 4999 of the Code, his or her payments will be reduced to the “safe harbor amount,” such that no such excise taxes would be due.  The foregoing description is qualified in its entirety by reference to the text of the Severance Plan which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Notices of Non-Renewal for Employment Agreements

The Compensation Committee has determined to discontinue individual employment agreements with the Company’s executive officers.  Accordingly, on March 15, 2010, the Company provided notices of non-renewal with respect to its NEO employment agreements.

Name of NEO	Employment Agreement Conclusion Date
Milton Cooper	No employment agreement
David B. Henry	April 14, 2011
David R. Lukes	August 18, 2011
Michael V. Pappagallo	April 14, 2011
Glenn G. Cohen	January 31, 2012

In connection with the non-renewal of Mr. Henry’s employment agreement, with the approval of the Compensation Committee, the Company has entered into a letter agreement with Mr. Henry pursuant to which Mr. Henry will remain eligible to receive a severance payment equal to six months of his then-current base salary upon a termination of his employment due to death or disability following the expiration of his employment agreement.  The foregoing description is qualified in its entirety by reference to the text of the letter agreement which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Kimco Realty Corporation 2010 Equity Participation Plan

On March 15, 2010, the Company’s Compensation Committee and Board of Directors approved the Kimco Realty Corporation 2010 Equity Participation Plan (the “Equity Plan”), for purposes of providing equity and/or cash compensation, incentives and awards to members of the Board of Directors, employees and consultants of the Company and its subsidiaries and affiliates.  The Equity Plan is subject to ratification by the Company’s Board of Directors and approval of the Company’s stockholders.  The Company intends to seek stockholder approval of the Equity Plan in the Company’s proxy statement for its 2010 annual meeting to be held on May 5, 2010.

Under the terms of the Equity Plan, the aggregate number of shares of common stock available for issuance as options and other awards is 5,000,000, plus the number of shares of common stock which are or become available for issuance under the Prior Plan following the date of stockholder approval of the Equity Plan, and which are not thereafter issued under the Prior Plan; provided, however, that the aggregate number shall be reduced by 3 1/3 shares for each share delivered upon the grant or settlement of an award other than a stock option or stock appreciation right.  It is the Company’s intention that, following the receipt of stockholder approval of the Equity Plan, no further awards will be made under the Prior Plan.

The Compensation Committee has made long-term incentive awards under the Equity Plan to the NEOs as described in “Long-Term Incentive Plan” above, subject to stockholder approval.  The awards of performance shares to the NEOs under the Equity Plan will be granted pursuant to a Performance Share Award Grant Notice and Performance Share Award Agreement (collectively, the “Award Agreement”) in substantially the form attached hereto.

The principal features of the Equity Plan and the Award Agreement are summarized below for the convenience and information of our stockholders.  The foregoing descriptions of the Equity Plan and the Award Agreement are qualified in their entirety with reference to the text of the Equity Plan and the Award Agreement which are attached hereto respectively as Exhibits 10.7 and 10.8 and are incorporated herein by reference.  Defined terms used in the description of the Equity Plan have the meanings set forth in the Equity Plan.

Highlights of the Equity Plan

The Equity Plan authorizes the Compensation Committee to provide compensation awards in the form of stock options, restricted stock, performance shares, dividend equivalents, stock payments, deferred stock, restricted stock units, stock appreciation rights (“SARs”), other stock-based awards and performance-based awards (which may be payable in either the form of cash or the Company’s common stock) structured by the Compensation Committee within parameters set forth in the Equity Plan, for the purpose of providing the Company’s directors, officers, employees and consultants equity compensation, incentives and rewards for superior performance.  Key features of the Equity Plan that reflect the Company’s commitment to effective management of incentive compensation include:

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Limitations on Grants.  The number of shares that may be issued or transferred by the Company upon the exercise of incentive stock options (“ISOs”) may not exceed 5,000,000 in the aggregate, subject to certain adjustments, events and limitations described below.

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No Repricing or Replacement of Options or Stock Appreciation Rights.  The Equity Plan prohibits, without stockholder approval: (i) the amendment of options or SARs to reduce the exercise price and (ii) the replacement of an option or SAR with cash or any other award when the price per share of the option or SAR exceeds the fair market value of the underlying shares.

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No In-the-Money Option or SAR Grants.  The Equity Plan prohibits the grant of options or SARs with an exercise or base price less than the fair market value of the Company common stock, generally the closing price of the Company common stock, on the date of grant.

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Section 162(m) Qualification.  The Equity Plan is designed to allow awards made under the Equity Plan, including incentive bonuses, to qualify as performance-based compensation under Section 162(m) of the Code.

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Independent Administration.  The Compensation Committee, which consists of only independent directors, will administer the Equity Plan if it is approved by stockholders.

Administration

The Equity Plan will generally be administered by the Compensation Committee, and the full Board of Directors will administer the Equity Plan with respect to awards granted to non-employee members of the Board of Directors.  The Compensation Committee may delegate to a committee of one or more members of the Board of Directors or one or more of the Company’s officers the authority to grant or amend awards to participants other than the Company’s senior executives who are subject to Section 16 of the Exchange Act or employees who are “covered employees” within the meaning of Section 162(m) of the Code and the regulations thereunder.  The Compensation Committee will have the authority to administer the Equity Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, as well as the authority to delegate such administrative responsibilities.

Limitation on Awards and Shares Available

Under the terms of the Equity Plan, the aggregate number of shares of the Company’s common stock available for issuance as options and other awards is 5,000,000, plus the number of shares of the Company’s common stock which are or become available for issuance under the Prior Plan following the date of stockholder approval of the Equity Plan, and which are not thereafter issued under the Prior Plan, provided that, subject to certain permitted adjustments, no more than a total of 5,000,000 shares will be authorized for grant as ISOs.  Any shares that are subject to awards of options or SARs under the Equity Plan will be counted against this limit as one (1) share for every one (1) share granted.  Any shares that are subject to awards under the Equity Plan other than options or SARs will be counted against this limit as three and one-third (3 1/3) shares for every one (1) share granted.  The shares of the Company’s common stock covered by the Equity Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

If any shares subject to an award under the Equity Plan are forfeited or expire or an award under the Equity Plan is settled for cash, or if any shares subject to an award under the Prior Plan are forfeited or expire or an award under the Prior Plan is settled for cash, then any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Equity Plan.  However, any shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award, any shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise, and any shares purchased on the open market with the cash proceeds from the exercise of options, either under the Prior Plan or the Equity Plan, may not be used again for new grants.

Any shares that again become available for grant will be added back as (i) one (1) share if such shares were subject to an option or SAR granted under either the Equity Plan or the Prior Plan and (ii) as three and one-third (3 1/3) shares if such shares were subject to awards other than options or SARs granted under either the Equity Plan or the Prior Plan.

The maximum number of shares of the Company’s common stock that may be subject to one or more awards granted to any one participant pursuant to the Equity Plan during any calendar year is 750,000 and the maximum amount that may be paid in cash to any one participant during any calendar year with respect to any performance-based awards is $2,000,000.

Awards

The Equity Plan provides for the grant of ISOs, nonqualified stock options, restricted stock, performance shares, dividend equivalents, stock payments, deferred stock, restricted stock units, SARs, other stock-based awards and performance-based awards.

Stock options, including ISOs, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the Equity Plan.  The option exercise price of all stock options granted pursuant to the Equity Plan will not be less than 100% of the fair market value of the Company’s common stock on the date of grant.  Stock options may be exercised as determined by the Administrator, but in no event may a stock option have a term extending beyond the tenth anniversary of the date of grant.  ISOs granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of the Company’s stock, however, shall have an exercise price that is not less than 110% of the fair market value of the Company’s common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant.  The aggregate fair market value of the shares with respect to which options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

Restricted stock may be granted pursuant to the Equity Plan.  A restricted stock award is the grant of shares of the Company’s common stock at a price determined by the Administrator, that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met.  Conditions may be based on continuing service to the Company or any of its subsidiaries or affiliates or on achieving performance goals.  During the period of restriction, all shares of restricted stock will be subject to restrictions and vesting requirements, as provided by the Administrator.  The restrictions will lapse in accordance with a schedule or other conditions determined by the Administrator.  Restricted stock may not be sold or encumbered until all restrictions are terminated or expire.

Performance awards may be granted pursuant to the Equity Plan in the form of performance shares, cash bonus awards, stock bonus awards, performance awards or incentive awards that are paid in cash, shares or a combination of both.  Performance share awards may provide a right to receive shares of restricted stock based on the Company’s performance relative to its peers, as described above.  The value of performance awards may be linked to any one or more of the performance criteria set forth in the Equity Plan or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.  Performance awards granted in the form of a cash bonus may be payable upon the attainment of pre-established performance goals based on established performance criteria.  The goals are established and evaluated by the Administrator and may relate to performance over any periods as determined by the Administrator.  The Administrator will determine whether performance awards are intended to be performance-based compensation within the meaning of Section 162(m) of the Code.

Dividend equivalents may be granted pursuant to the Equity Plan, except that no dividend equivalents may be payable with respect to options or SARs pursuant to the Equity Plan.  A dividend equivalent is the right to receive the equivalent value of dividends paid on shares.  Dividend equivalents that are granted by the Administrator are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, or is distributed or expires, as determined by the Administrator.  Such dividend equivalents will be converted to cash or additional shares of the Company’s common stock by such formula, at such time and subject to such limitations as may be determined by the Administrator.  Any dividend equivalents with respect to an award with performance-based vesting that are based on dividends paid prior to the vesting of such award will only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests.

Stock payments may be granted pursuant to the Equity Plan.  A stock payment is a payment in the form of shares of the Company’s common stock or an option or other right to purchase shares, as part of a bonus, deferred compensation or other arrangement.  The number or value of shares of any stock payment will be determined by the Administrator and may be based on achieving one or more of the performance criteria set forth in the Equity Plan, or other specific criteria determined by the Administrator.  Except as otherwise determined by the Administrator, shares underlying a stock payment which is subject to a vesting schedule or other conditions set by the Administrator will not be issued until those conditions have been satisfied.  Stock payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

Deferred stock may be granted pursuant to the Equity Plan.  Deferred stock is a right to receive shares of the Company’s common stock.  The number of shares of deferred stock will be determined by the Administrator and may be based on achieving one or more of the performance criteria set forth in the Equity Plan, or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.  Except as otherwise determined by the Administrator, shares underlying a deferred stock award which is subject to a vesting schedule or other conditions set by the Administrator will not be issued until those conditions have been satisfied.  Deferred stock awards may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.  Deferred stock may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

Restricted stock units may be granted pursuant to the Equity Plan.  A restricted stock unit award provides for the issuance of the Company’s common stock at a future date upon the satisfaction of specific conditions set forth in the applicable Award Agreement.  The Administrator will specify the dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on achieving performance goals or other specific criteria, including service to the Company or any of its subsidiaries or affiliates.  The Administrator will specify, or permit the restricted stock unit holder to elect, the conditions and dates upon which the shares underlying the restricted stock units will be issued, which dates may not be earlier than the date as of which the restricted stock units vest and which conditions and dates will be subject to compliance with Section 409A of the Code.  Restricted stock units may be paid in cash, shares, or both, as determined by the Administrator.  On the distribution dates, the Company will transfer to the participant one unrestricted, fully transferable share of the Company’s common stock (or the fair market value of one such share in cash) for each restricted stock unit scheduled to be paid out on such date and not previously forfeited.  The Administrator will specify the purchase price, if any, to be paid by the participant to the Company for such shares of the Company’s common stock.

Stock appreciation rights may be granted pursuant to the Equity Plan.  A SAR entitles its holder, upon exercise of all or a portion of the SAR, to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the SAR from the fair market value on the date of exercise of the SAR by the number of shares with respect to which the SAR has been exercised, subject to any limitations imposed by the Administrator.  The exercise price per share subject to a SAR will be set by the Administrator, and, except with respect to certain substitute awards, such exercise price may not be less than 100% of the fair market value on the date the SAR is granted.  The Administrator determines the period during which the right to exercise the SAR vests in the holder.  No portion of a SAR which is unexercisable at the time the holder’s employment with the Company terminates will thereafter become exercisable, except as may be otherwise provided by the Administrator.  SARs may be exercised as determined by the Administrator, but in no event may a SAR have a term extending beyond the tenth anniversary of the date of grant.  Payment of the SAR may be in cash, shares, or a combination of both, as determined by the Administrator.

Vesting and Exercise of an Award. The applicable Award Agreement governing an award will contain the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award will occur or may accelerate.  No portion of an award which is not vested at the holder’s termination of service with the Company will subsequently become vested, except as may be otherwise provided by the Administrator in the agreement relating to the award or by action following the grant of the award.

Adjustment Provisions.  Certain transactions such as a stock split, spin-off, stock dividend, certain recapitalizations, a dividend or other distribution, reorganization, merger, or other changes in corporate structure may affect the share price of the Company’s common stock.  In such an event, the Company’s Board of Directors may equitably adjust the class of shares issuable and the maximum number and kind of shares of the Company’s common stock subject to the Equity Plan, and may equitably adjust outstanding awards as to the class, number of shares and price per share of the Company common stock.

Amendment and Termination.  The Board of Directors may terminate, amend, or modify the Equity Plan at any time; provided, however, that, except to the extent permitted by the Equity Plan in connection with certain changes in capital structure, stockholder approval will be obtained for any amendment to (i) increase the number of shares available under the Equity Plan, (ii) reduce the per-share exercise price of the shares subject to any option or SAR below the per-share exercise price as of the date the option or SAR was granted and (iii) cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares.  In no event may an award be granted pursuant to the Equity Plan on or after the tenth anniversary of the date the stockholders approve the Equity Plan.

Award Agreement.  Performance share awards made to the NEOs under the Equity Plan will be granted substantially in the form of the Award Agreement.  The Award Agreement sets forth the terms and conditions of awards of performance shares under the Equity Plan including:

•

performance measures (including performance measures based on the Company’s total stockholder return in the performance year relative to the companies in the Company’s peer group as described in “Long-Term Incentive Plan” above);

•

the threshold, target and maximum performance award levels (including the number of shares of restricted stock granted with respect to the performance shares for achievement of each such level as described in the “Long-Term Incentive Plan” above);

•

rights to vote and receive dividends with respect to the shares of restricted stock;

•

vesting requirements;

•

provisions in the event of the participant’s termination of services and a change in control of the Company; and

•

forfeiture provisions.

If the Company’s stockholders do not approve the Equity Plan, the performance shares granted pursuant to the Award Agreements will be forfeited and no shares of restricted stock or other compensation shall be issued pursuant to the Award Agreements.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement between Kimco Realty Corporation and David B. Henry dated March 15, 2010.
10.2	Second Amendment to Employment Agreement between Kimco Realty Corporation and David R. Lukes dated March 15, 2010.
10.3	Second Amendment to Employment Agreement between Kimco Realty Corporation and Michael V. Pappagallo dated March 15, 2010.
10.4	Amendment to Employment Agreement between Kimco Realty Corporation and Glenn G. Cohen dated March 15, 2010.
10.5	Kimco Realty Corporation Executive Severance Plan dated March 15, 2010.
10.6	Letter Agreement between Kimco Realty Corporation and David B. Henry dated March 15, 2010.
10.7	Kimco Realty Corporation 2010 Equity Participation Plan
10.8	Form of Performance Share Award Grant Notice and Performance Share Award Agreement
99.1	Peer Group for the Company’s Long-Term Incentive Plan for 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 19, 2010

KIMCO REALTY CORPORATION

By:

/s/ Michael V. Pappagallo

Name:

Michael V. Pappagallo

Title:

Executive Vice President,

Chief Financial Officer and

Chief Administrative Officer